UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 30, 2007 (May 23, 2007)

Travelport Limited

(Exact name of Registrant as specified in its charter)

Bermuda	333-141714	98-0505100
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

400 Interpace Parkway

Building A

Parsippany, NJ 07054

(Address of principal executive

office)

Registrant’s telephone number, including area code (973) 939-1000

N/A

(Former name or former address if changed since last
report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 23, 2007, we entered into the Second Amended and Restated Credit Agreement dated as of August 23, 2006, as amended and restated on January 29, 2007, as further amended and restated on May 23, 2007, among Travelport LLC, as borrower, Travelport Limited, as parent guarantor, Waltonville Limited, as intermediate parent guarantor, UBS AG, Stamford Branch, as administrative agent and L/C issuer, UBS Loan Finance LLC, as swing line lender, and other lenders party thereto (the “Second Amended and Restated Credit Agreement”).  The Second Amended and Restated Credit Agreement, among other things, (i) provides for delayed draw term loans in an aggregate amount of $1,040 million to be drawn if and when our previously-announced acquisition of Worldspan closes; (ii) provides for increases in the synthetic letter of credit facility of $25 million and revolving credit facility of $25 million, each upon the close of the proposed acquisition of Worldspan; (iii) reduces the pricing on our euro-denominated term loan and makes such pricing subject to a pricing grid; (iv) increases the size of the baskets in certain of the covenants following the proposed acquisition of Worldspan; (v) permits the previously-announced initial public offering of a portion our Orbitz Worldwide business, subject to satisfying certain requirements contained in the Second Amended and Restated Credit Agreement; (vi) permits subsequent sales of stock in our Orbitz Worldwide business with the net proceeds to be used to prepay term loans under the Credit Agreement, subject to leverage-based stepdowns; and (vii) effectuates several technical and conforming changes.

A copy of the Second Amended and Restated Credit Agreement is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Certain of the lenders party to the Second Amended and Restated Credit Agreement and their respective affiliates, have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for Travelport and its subsidiaries for which they have received, and will receive, customary fees and expenses.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described above under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description

10.1

Second Amended and Restated dated as of August 23, 2006, as amended and restated on January 29, 2007, as further amended and restated on May 23, 2007, among Travelport LLC (f/k/a Travelport Inc.), Travelport Limited (f/k/a TDS Investor (Bermuda) Ltd.), Waltonville Limited, UBS AG, Stamford Branch, UBS Loan Finance LLC and Other Lenders Party Thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELPORT LIMITED

By:	/s/ Eric J. Bock
Eric J. Bock
Executive Vice President, General Counsel and
Corporate Secretary

Date: May 30, 2007

TRAVELPORT LIMITED

CURRENT REPORT ON FORM 8-K

Report Dated May 30, 2007 (May 23, 2007)

EXHIBIT INDEX

10.1

Second Amended and Restated dated as of August 23, 2006, as amended and restated on January 29, 2007, as further amended and restated on May 23, 2007, among Travelport LLC (f/k/a Travelport Inc.), Travelport Limited (f/k/a TDS Investor (Bermuda) Ltd.), Waltonville Limited, UBS AG, Stamford Branch, UBS Loan Finance LLC and Other Lenders Party Thereto.